UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2007

DITECH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2007, Timothy K. Montgomery entered into a Transition and Retirement Agreement with Ditech Networks, which included the following terms:

1.                                       Mr. Montgomery would retire and cease to be Ditech Networks’ Chief Executive Officer and President effective as of the date that  Ditech Networks’ Board of Directors (the “Board”) appoints a new Chief Executive Officer and President. The retirement date will be his last day of employment with  Ditech Networks.

2.                                       Mr. Montgomery has agreed to resign as a director of Ditech Networks if requested by a majority of the Board on or after his retirement date.

3.                                       In connection with his retirement, Ditech Networks will pay Mr. Montgomery as severance:

(a)                                  12 months of continued salary (Mr. Montgomery’s current salary is $375,000);

(b)                                 continued health benefits for 12 months;

(c)                                  the vesting of his stock options would be accelerated by six months at the time that he ceases to provide services to Ditech Networks; and

(d)                                 the exercise period for his stock options is extended to be the later to occur of December 31, 2008 and the date that he ceases to provide servcies to Ditech Networks unless term of the options expire before that date.

The description of the Transition and Retirement Agreement with Ditech Networks is a summary only of the material terms of the agreement, and is qualified by reference to the terms of the entire agreement, which is attached as an exhibit to this Current Report on Form 8-K, which terms are incorporated by reference here.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Transition and Retirement Agreement, dated May 8, 2007, between Timothy K. Montgomery and Ditech Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ditech Networks, Inc.

Dated: May 9, 2007	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Transition and Retirement Agreement, dated May 8, 2007, between Timothy K. Montgomery and Ditech Networks, Inc.